UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 15, 2015, CNL Lifestyle Properties, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) in Orlando, Florida for the following purposes:

1.	The election of five director nominees to the Company’s Board of Directors for the term expiring at the Company’s 2016 Annual Meeting of Stockholders, and

2.	The ratification of the Board of Director’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 (collectively, the “Proposals”).

At the Annual Meeting held on December 15, 2015, a total of 214,313,368 shares (approximately 65.90%) of the Company’s common stock outstanding and entitled to vote at the 2015 Annual Meeting were represented either in person or by proxy, constituting a quorum.

The Proposals were approved by the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting, as follows:

1.	The election of five directors, each for a term expiring at the 2016 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Director Nominees:	For	Against	Abstained	Broker Non-Votes
James M. Seneff, Jr.	56,495,496	4,321,350	4,134,629	149,361,893
Thomas K. Sittema	56,613,054	4,165,813	4,172,608	149,361,893
Dr. Bruce Douglas	56,213,804	4,437,147	4,300,524	149,361,893
Adam J. Ford	56,650,297	4,128,944	4,172,234	149,361,893
Robert J. Woody	56,366,484	4,339,982	4,245,009	149,361,893

2.	The ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015:

For	Against	Abstained
209,148,994	2,134,637	3,029,737

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015		CNL LIFESTYLE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton
Chief Financial Officer and Treasurer